UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005

Lumera Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50862	91-2011728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19910 North Creek Parkway, Bothell, Washington 98011
  (Address of principal executive offices)   (Zip code)

Registrant's telephone number, including area code: (425) 415-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2005, Lumera Corporation (the “Company”) entered into a Lease Agreement (the “Lease”) with S/I North Creek III, LLC (the “Landlord”) to lease office space in the building known as 19910 North Creek Parkway (1st floor) in Bothell, Washington covering approximately 32,172 square feet (the “Premises”). The Company currently leases approximately 16,000 square feet in this same facility, which lease expires on April 6, 2006. The Premises will be used by the Company for office and research laboratory space.

The term of the Lease will commence on April 7, 2006 for a five-year period, with the Company having the right to extend the term for an additional five-year period (the “Extended Term”). The average base rent for the Premises during the original Lease term is approximately $40,885 per month, totaling approximately $2.45 million of base rental payments during the lease period. Base rent during the Extended Term shall be based upon then present real estate market conditions. In addition to the base rent, the Company will be responsible for certain costs and charges specified in the Lease, including common area maintenance, real estate taxes, insurance and utility charges.

In connection with the execution of the Lease, the Company will make a security deposit in the amount of $45,577 and will pre-pay one month’s rent equal to $40,215 (applicable to the first month) on November 1, 2005.

The Lease requires the Company to deliver to Landlord, not later than January 5, 2006, a site draft irrevocable letter of credit issued by a bank acceptable to Landlord in the amount of $700,000 (subject to reduction as provided in the Lease) as security for the full and faithful performance of the Lease by the Company. The letter of credit shall (i) be unconditional and irrevocable, (ii) permit partial draws by the Landlord in the event of an Event of Default under the Lease (as defined in the Lease), and (iii) have a term of at least one year, which shall be renewable each year throughout the Lease and, if applicable, the Extended Term.

The foregoing is a summary description of certain terms of the Lease. It is qualified in its entirety by the text of the Lease attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 of this current report on Form 8-K regarding the Lease is hereby incorporated into this Item 2.03 by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	The following exhibit is being furnished herewith:

10.1	Lease Agreement between S/I North Creek III, LLC and Lumera Corporation, dated as of July 11, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION

By:	/s/ PETER J. BIERE
Name: Peter J. Biere
Title: Chief Financial Officer and Treasurer

Date: July 12, 2005

EXHIBIT INDEX

Exhibit
Number  Description Of Exhibit

10.1       Lease Agreement between S/I North Creek III, LLC and Lumera Corporation, dated as of July 11, 2005.